As filed with the Securities and Exchange Commission on June 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genasys Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	16262 West Bernardo Drive San Diego, California 92127	87-0361799
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification No.)

Richard S. Danforth

Chief Executive Officer

Genasys Inc.

16262 West Bernardo Drive

San Diego, California 92127

(858) 676-1112

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Joshua E. Little, Esq.

Dentons Durham Jones Pinegar P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 12, 2024.

PROSPECTUS

355,556 Shares of Common Stock Issuable as Interest Payments

3,068,182 Warrants to Purchase Shares of Common Stock

3,068,182 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and resale from time to time by the selling securityholders named in this prospectus of (i) up to 355,556 shares of common stock, par value $0.00001 per share (“Common Stock”), of Genasys Inc., a Delaware corporation, that may be issued as partial payment of interest (the “Interest Shares”) under a Term Loan and Security Agreement, we entered into on May 13, 2024, with the selling securityholders and other parties (the “Loan Agreement”), (ii) up to 3,068,182 warrants to purchase shares of Common Stock (the “Private Placement Warrants”) at an exercise price of $2.53 per share originally issued in a private placement at a price of $0.56 per Private Placement Warrant to the selling securityholders in connection with the loans provided by such selling securityholders pursuant to the Loan Agreement and (iii) up to 3,068,182 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants (the “Warrant Shares”). The Interest Shares, the Private Placement Warrants and the Warrant Shares are referred to collectively in this prospectus as the “securities.” We are registering the resale of the securities pursuant to the requirements of the Loan Agreement.

We are not offering any shares of our Common Stock or Private Placement Warrants for sale under this prospectus. We will receive the proceeds from any exercise of the Private Placement Warrants for cash. Each Private Placement Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $2.53 per share. If the price of our Common Stock remains below $2.53 per share, which is the exercise price of the Private Placement Warrants, holders of the Private Placement Warrants will be unlikely to cash exercise their Private Placement Warrants resulting in little to no cash proceeds to us.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Common Stock and Private Placement Warrants. The selling securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Common Stock and Private Placement Warrants. Our registration of the shares of Common Stock and Warrants covered by this prospectus does not mean that the selling securityholders will offer or sell any of the securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You should read the documents we have referred you to in the “Where You Can Find More Information” and the “Information Incorporated by Reference” sections of this prospectus for information about us and our financial statements.

Investing in our securities involves risks. See the “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement or the documents incorporated herein or therein by reference concerning factors you should consider before investing in our securities.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “GNSS” On June 10, 2024, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $1.70 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	9
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	7
DETERMINATION OF OFFERING PRICE
SELLING STOCKHOLDERS	8
DESCRIPTION OF CAPITAL STOCK	6
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	9
EXPERTS	9

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time in one or more offerings, offer and sell (i) up to 355,556 shares of Common Stock that may be issued as payment of interest requirements under the Loan Agreement, (ii) up to 3,068,182 of the Private Placement Warrants issued to the selling securityholders and (iii) up to 3,068,182 shares of Common Stock that may be issued on exercise of Private Placement Warrants.

In some cases, the selling securityholders may also be required to provide a prospectus supplement containing specific information about the selling securityholders and the terms on which they are offering and selling the Common Stock. We may also add, update or change in a prospectus supplement or free writing prospectus information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision. To the extent there is a conflict between the information contained in this prospectus, any applicable prospectus supplement, and any free writing prospectus, including the information incorporated by reference, you should rely on the information in the applicable prospectus supplement. The offer and resale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we, nor the selling securityholders, has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before buying any of the securities being offered.

When we refer to “Genasys,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Genasys Inc. and its consolidated subsidiaries, unless otherwise specified.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, government publications and other published sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors” in this prospectus and in the documents incorporated by reference to this prospectus supplement. These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks and Tradenames

The Genasys name and logo and the names of products and services offered by Genasys are trademarks, registered trademarks, service marks or registered service marks of Genasys. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or that of any document incorporated herein by reference and are subject to a number of risks, uncertainties and assumptions, including those under “Risk Factors” and elsewhere in this prospectus and in the applicable prospectus supplement and the documents incorporated by reference herein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in our Annual Report on Form 10-K for the year ended September 30, 2023 and other filings with the Securities Exchange Commission (the “SEC”), including the following:

●	our dependence on revenues from a limited number of customers;

●	our failure to meet financial performance guidance;

●	our future capital requirements and our ability to raise capital and utilize sources of cash;

●	our ability to generate sufficient revenue to cover our operating expenses and to continue to operate;

●	our ability to service our obligations and to obtain funding for our operations;

●	the impact on our business of macro-economic factors, including governmental spending;

●	the impact of health epidemics and pandemic on our business and the actions we may take in response thereto;

●	disruptions in the supply chain and associated impacts on demand, product availability, order cancellations and cost of goods sold;

●	difficulties in managing our international business operations;

●	changes in our strategy, future operations, financial position, estimated revenue and losses, product pricing, projected costs, prospects and plans;

●	the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto;

●

the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our current and planned products and services;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to maintain and enforce intellectual property rights and our ability to maintain our technology position;

●	changes in applicable laws or regulations;

●	the effects of current and future U.S. and foreign trade policy and tariff actions;

●	costs related to operating as a public company;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

●	our dependence on our executive officers and our ability to retain and recruit key personnel;

●	the impact of our debt obligations on our liquidity and financial condition;

●	risks related to possible future acquisitions;

●	anti-takeover provisions of Delaware law;

●	our failure to attract securities or industry analysts;

●	dilution to our stockholders from the exercise of outstanding options and warrants, including those with cashless features;

●	the terms of indemnification agreements with our executive officers and directors; and

●	the impact on the market price of our Common Stock of sales by the selling securityholders.

See also the section titled “Risk Factors” in this prospectus and subsequent reports filed from time to time with the SEC, for further discussion of certain risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements. Readers of this prospectus are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This cautionary note is applicable to all forward-looking statements contained in this prospectus.

You should read this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference also contain estimates, projections, and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research, as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, publications, government data, and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023 and elsewhere in this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference.

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the Common Stock or Private Placement Warrants. Before making an investment decision, you should carefully read the entire prospectus, especially the risks of investing in our Common Stock discussed under the heading “Risk Factors” in this prospectus. You should also carefully read the information in this prospectus and other information we incorporate by reference herein, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus.

Company Overview

We are a global provider of Protective Communications™ solutions, including our Genasys Protect™ software platform and Genasys Long Range Acoustic Devices® (“LRAD®”).  Our unified software platform receives information from a wide variety of sensors and Internet-of-Things (“IoT”) inputs to collect real-time information on developing and active emergency situations. Genasys Protect uses this information to create and disseminate alerts, warnings, notifications, and instructions through multiple channels before, during, and after public safety and enterprise threats, critical events, and other crisis situations.

Genasys Protect provides a comprehensive portfolio of Protective Communications software and hardware systems serving federal governments and agencies; state and local governmental agencies, and education (“SLED”); and enterprise organizations in sectors including but not limited to oil and gas, utilities, manufacturing, automotive, and healthcare.  Genasys Protect solutions have a diverse range of applications, including emergency warning and mass notification for public safety; critical event management for enterprise companies; de-escalation for defense and law enforcement; critical infrastructure protection; and automated detection of real-time threats such as active shooters and severe weather.

Genasys LRAD systems provide directed audible voice messages with exceptional, intelligible vocal clarity from close range out to 5,500 meters. We have a history of successfully delivering innovative systems and solutions in mission critical situations, pioneering the acoustic hailing device (“AHD”) market with the introduction of our first LRAD AHD in 2002 and creating the first multidirectional voice-based public safety mass notification systems in 2012. Building on our proven, best in class and reliable solutions and systems, we are launching the first and only unified, end-to-end Protective Communications platform.

Company Information

Our principal executive offices are located at 16262 West Bernardo Drive, San Diego, California 92127, and our telephone number is (858) 676-1112. Our website is located at https://www.genasys.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement. Our website address is included as an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our Common Stock or Private Placement Warrants. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on the investors section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company that we file electronically with the SEC. The address of the website is http://www.sec.gov.

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, such as reduced disclosure obligations regarding executive compensation. We may take advantage of one or more of these reporting exemptions until we are no longer a smaller reporting company.

THE OFFERING

Shares of common stock offered by the selling securityholders:	3,423,738 shares of Common Stock
Warrants offered by the selling securityholders:

Private Placement Warrants to purchase up to 3,068,182 shares of Common Stock. Each Private Placement Warrant has an exercise price of $2.53, subject to adjustment, became exercisable upon issuance, and will expire five years from the date of issuance.

Terms of this offering:

The selling securityholders may sell, transfer or otherwise dispose of any or all of the Securities offered by this prospectus from time to time as described under the caption “Plan of Distribution” in this prospectus.

Use of proceeds:

All proceeds from the sale of shares of securities offered hereby will be for the account of the selling securityholders. We will not receive any proceeds from the sale of shares of Common Stock offered hereunder, although we will receive the net proceeds of any Private Placement Warrants exercised for cash. See the caption “Use of Proceeds” in this prospectus.

Risk factors:

Investing in our Common Stock or Private Placement Warrants involves a high degree of risk and purchasers of our Common Stock or Private Placement Warrants may lose their entire investment. See the information under the caption “Risk Factors” on page 6 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	GNSS

When we refer to the selling securityholders in this prospectus, we are referring to the selling securityholders identified in this prospectus and, as applicable, their permitted transferees, or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Offering

Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our Common Stock to fall.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling securityholders. Upon registration of the Common Stock offered hereunder, up to 3,423,738 shares of the Common Stock registered hereunder will become saleable in the public market upon exercise of the Private Placement Warrants or upon issuance as Interest Shares. These shares represent a large number of shares of Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of the Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

Additionally, sales of a substantial number of our shares of Common Stock in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

DESCRIPTION OF THE LOAN TRANSACTION AND PRIVATE PLACEMENT OF WARRANTS

As previously disclosed, on May 13, 2024, we entered into a Term Loan and Security Agreement with Cantor Fitzgerald Securities, as administrative and collateral agent for the lenders thereunder, and our domestic subsidiaries as guarantors (the “Loan Agreement”) and a Warrant Agreement with the lenders under the Loan Agreement (the “Warrant Agreement”).

The Loan Agreement provides for a two-year term loan in an aggregate principal amount of up to $15.0 million. The Loan Agreement provides for a two percent original issue discount and interest under the Loan Agreement is payable quarterly in cash at a rate of the three-month Secured Overnight Financing Rate (“SOFR”) plus five percent, or we may elect to pay interest fifty percent in cash and fifty percent in shares of Common Stock (“Interest Shares”) at a rate of the three-month SOFR plus six percent. All outstanding principal and interest under the Loan Agreement is due and payable on May 13, 2026. The Loan Agreement allows for early prepayment of the principal with a one percent premium during the first year of the loan and without premium or penalty thereafter. The Loan Agreement also includes a prohibition on any issuance of Interest Shares to certain holders if, as a result of such issuance, the holder, together with its affiliates, would own more than a specific percentage of the total number of shares of our Common Stock then issued and outstanding.

Pursuant to the Loan Agreement we also agreed to issue the Private Placement Warrants under the Warrant Agreement. Pursuant to the Warrant Agreement, we issued to the selling securityholders Private Placement Warrants to purchase up to 3,068,182 shares of our Common Stock (the “Warrant Shares”) at an exercise price of $2.53 per share (the “Private Placement Warrants”). Each Private Placement Warrant was originally issued in a private placement to the selling securityholders at a price of $0.56 per Private Placement Warrant. The lenders under the Loan Agreement are the selling securityholders named in this prospectus.

The description of our capital stock is incorporated by reference to Exhibit 4.3 of our Annual Report on Form 10-K for the year ended September 30, 2023 filed with the SEC on December 7, 2023.

Private Placement Warrants

The material terms and provisions of the Private Placement Warrants are summarized below. This summary is subject to and qualified in its entirety by the terms and provisions of the Warrant Agreement, which was filed with the SEC as an exhibit to our Current Report on Form 8-K on May 14, 2024.

Exercisability. The Private Placement Warrants are exercisable at any time or from time to time through May 13, 2029. Notwithstanding the foregoing, certain holders will be prohibited from exercising the Private Placement Warrants into shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than a specific percentage of the total number of shares of our Common Stock then issued and outstanding. The Private Placement Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Price. The exercise price upon exercise of each Private Placement Warrants is $2.53 per share of Common Stock. The exercise price of the Private Placement Warrants is subject to appropriate adjustment in the event of stock dividends, subdivisions, stock splits, stock combinations, cash distributions, reclassifications, exchanges, combinations or substitutions affecting our Common Stock or issuances of shares of Common Stock, except in connection with issuances in specified exempt transactions, at prices below the then-effective exercise price.

Payment of Exercise Price. Holders of the Private Placement Warrants have the option to provide payment of the exercise price of the shares being acquired upon exercise of the Private Placement Warrants (i) by check, wire transfer of same day funds, or other form of payment acceptable to us, or (ii) by cashless exercise.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Private Placement Warrants holders may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Warrant Agreement.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Warrant Agreement, the Private Placement Warrants are transferable. The Private Placement Warrants will not be registered or listed on any exchange.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Warrant Agreement and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of shares of Common Stock, then upon any subsequent exercise of the Private Placement Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Private Placement Warrant is exercisable immediately prior to such event. The Warrant Agreement also contains a “put right” wherein between the holder’s receipt of notice of such fundamental transaction and the day immediately prior to such fundamental transaction the holder may, at its sole option, elect to require the Company to purchase all or a portion of the Private Placement Warrant for cash at a purchase price equal aggregate value of such Private Placement Warrants as determined by the Black-Scholes value determined in accordance with the Warrant Agreement.

Rights as a Stockholder. The holders of the Private Placement Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Private Placement Warrants.

Waivers and Amendments. The Warrant Agreement and the Private Placement Warrants and any term thereof may only be amended or otherwise changed, waived, discharged or terminated in writing, signed by the Company and at least a majority in interest of the aggregate number of shares of Common Stock then issuable (without regards to any exercise limitations) upon exercise of the then outstanding Private Placement Warrants issued under the Warrant Agreement, provided that no amendment to the exercise price of the Private Placement Warrants, expiration date of the Private Placement Warrants, the provisions on limitations on exercise of the Private Placement Warrants, or the amendment provision to the Private Placement Warrants may be made without consent of the holder.

No Fractional Shares. No fractional shares shall be issued upon the exercise of the Private Placement Warrants. If a fractional Warrant Share interest arises upon any exercise of the Private Placement Warrants, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share of Common Stock.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling securityholders. We will receive no proceeds from the sale of shares of Common Stock by the selling securityholders in this offering.

However, we will receive proceeds from the exercise of the Private Placement Warrants. We estimate that the maximum proceeds that we may receive from the exercise of the Private Placement Warrants, assuming all the Private Placement Warrants are exercised at their current exercise prices, will be $7.8 million. We do not know, however, whether the Private Placement Warrants will be exercised or, if the Private Placement Warrants are exercised, when they will be exercised, the price at which it will be exercised due to possible adjustments to the exercise price or whether the Private Placement Warrants will be exercised by cashless exercise. It is possible that the Private Placement Warrants will expire and never be exercised, or that the current exercise price of the Private Placement Warrants will be reduced as a result of subsequent issuances of our securities or other events that would trigger applicable anti-dilution adjustments under the Private Placement Warrants. The Private Placement Warrants also may be exercised on a cashless basis. To the extent that the Private Placement Warrants are exercised by cashless exercise, we will not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect.

We currently intend to use the net proceeds from any cash exercise of the Private Placement Warrants for general corporate purposes, which may include working capital, capital expenditures, the repayment or refinancing of existing indebtedness, mergers and acquisitions and other investments. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from the exercise of the Private Placement Warrants.

SELLING SECURITYHOLDERS

This prospectus covers the offering for resale of the securities described in this prospectus by the selling securityholders identified below. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time in one or more offerings, offer and sell (i) up to 355,556 shares of Common Stock that may be issued as payment of interest requirements under the Loan Agreement, (ii) up to 3,068,182 of the Private Placement Warrants issued to the selling securityholders and (iii) up to 3,068,182 shares of Common Stock that may be issued on exercise of Private Placement Warrants to purchase shares of Common Stock. The number of shares of Common Stock that may be issued is subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such securities shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. The selling securityholders may sell some, all or none of the securities covered by this prospectus, and they and we make no representation that the shares will be offered for sale

The selling securityholders acquired the shares of Common Stock offered hereby in connection with the a loan provided to the Company pursuant to the Loan Agreement.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling securityholders and such information is as of June 12, 2024. We have not sought to verify such information. We believe, based on information supplied by the selling securityholders, that except as may otherwise be indicated in the footnotes to the table below, the selling securityholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling securityholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities described in this prospectus, no estimate can be given as to the securities available for resale hereby that will be held by the selling securityholders upon termination of this offering. In addition, the selling securityholders may have sole, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from to time, the securities they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling securityholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling securityholders will sell all of the securities beneficially owned by them that are covered by this prospectus. The selling securityholders are not obligated to sell any of the securities offered by this prospectus. With respect to the shares of Common Stock, the percent of beneficial ownership for the selling security holders is based on 44,596,934 shares of Common Stock outstanding as of June 12, 2024.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Shares of	Number of Private	Shares of Common Stock Beneficially Owned After the Offering(2)
	Shares of Common Stock	% of Common Stock	Number of Private Placement Warrants	Common Stock Offered Hereby	Placement Warrants Offered Hereby	Shares of Common Stock	% of Common Stock	Number of Private Placement Warrants
Selling securityholders:
Whitebox Relative Value Partners, LP	−	−	1,227,273	1,369,495	1,227,273	−	−	−
Whitebox GT Fund, LP	−	−	153,409	171,187	153,409	−	−	−
Whitebox Multi-Strategy Partners, LP	−	−	1,534,091	1,711,869	1,534,091	−	−	−
Pandora Select Partners, LP	−	−	153,409	171,187	153,409	−	−	−

(*)	Less than 1% of issued and outstanding shares beneficially owned.

(1)

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)	Assumes the selling securityholders do not acquire beneficial ownership of any additional shares of our Common Stock.

(3)

Whitebox Advisors LLC is the investment manager of the selling securityholders and has the power to vote and dispose of the securities described in the table above as held by Whitebox Relative Value Partners, LP, Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, LP, and Pandora Select Partners, LP, (the “Whitebox Funds”). Whitebox Advisors LLC is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos, Simon Waxley and Blue Owl GP Stakes II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities described in the table above held by the Whitebox Funds, except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or the selling securityholders.

PLAN OF DISTRIBUTION

The Private Placement Warrants and the shares of Common Stock may be sold, from time to time, to purchasers directly by the selling securityholders and through brokers, dealers, or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. In addition, the brokers, dealers, or agents, or the selling securityholders may agree to pay fees or commissions to finders. These discounts, concessions or commissions as to any particular broker, dealer, agent or finder may be in excess of those customary in the types of transactions involved. To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any broker, dealer, or agent regarding the sale of the Private Placement Warrants or the shares of Common Stock by the selling securityholders. We do not know when or whether any selling securityholders will sell any or all of the Private Placement Warrants or any or all of the shares of Common Stock pursuant to this prospectus. Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

The Private Placement Warrants and the shares of Common Stock may be sold in one or more transactions fixed prices, at prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices. Such sales may be effected in ordinary brokers’ transactions in which the broker-dealer may act as principal or agent and in transactions in which the broker solicits purchasers, in transactions on a national securities exchange or any quotation service on which the shares of Common Stock may be listed or quoted at the time of sale, in transactions in the over-the-counter market, in transactions otherwise than through market makers or an established trading market, including direct sales to purchasers or sales effected through agents, in privately negotiated transactions, in transactions through the writing and exercise of options, whether the options are listed on an options exchange or otherwise, in transactions through the settlement of short sales, or in any combination of the foregoing transactions.

The aggregate proceeds to the selling securityholders from the sale of the Private Placement Warrants and the shares of Common Stock offered by them will be the purchase price of the Private Placement Warrants and the shares of Common Stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents, from time to time, to reject, in whole or in part, any proposed purchase of the Private Placement Warrants and the shares of Common Stock to be made directly or through agents. The Private Placement Warrants and the shares of Common Stock may be sold other than for cash. We will not receive any of the proceeds of the sale of the Private Placement Warrants and the shares of Common Stock offered by this prospectus. In order to comply with the securities laws of some states, if applicable, the Private Placement Warrants and the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

Dentons Durham Jones Pinegar P.C., St. George, Utah, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Genasys Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2023 and 2022 and for each of the years in the two-year period ended September 30, 2023 incorporated in this Prospectus and Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2023 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www. https://genasys.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 7, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024, filed with the SEC on February 14, 2024 and May 15, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on December 7, 2023, February 13, 2024, February 14, 2024, March 19, 2024, May 14, 2024 and May 22, 2024; and

•

the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on December 7, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Genasys Inc.

Attn: Corporate Secretary

16262 West Bernardo Drive

San Diego, California 92127

(858) 676-1112

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$929.83
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)         These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we shall indemnify, to the fullest extent authorized by the DGCL, each person who is involved in any litigation or other proceeding because such person is or was our director or officer or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, our certificate of incorporation and our restated by-laws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

As permitted by Section 145 of the DGCL, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into indemnification agreements with all of our directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

Item 16.         Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Certificate of Incorporation dated March 1, 1992.	Form 10-SB	N/A	2.1	N/A

3.2	Amendment to Certificate of Incorporation dated March 24, 1997.	Form 10-QSB	000-24248	3.11	5/13/1997

3.3	Certificate of Amendment to Certificate of Incorporation dated September 26, 2002.	Form 10-K	000-24248	3.1.6	12/23/2002

3.4	Amendment to Certificate of Incorporation dated March 24, 2010.	Form 8-K	000-24248	3.1	3/31/2010

3.5	Restated Bylaws, dated March 21, 2006	Form 10-Q	000-24248	3.1	5/10/2006

3.6	Amendment to Certificate of Incorporation dated January 6, 2020	Form 8-K	000-24248	3.1	1/13/2020

3.7	Amendment to Certificate of Incorporation dated March 18, 2021	Form 8-K	000-24248	3.1	3/19/2021

4.1	Warrant Agreement dated May 13, 2024, among Genasys Inc. and Issuer Direct Corporation.	Form 8-K	000-24248	4.1	5/13/2024

5.1	Opinion of Dentons Durham Jones Pinegar P.C.					X

10.1	Term Loan and Security Agreement dated May 13, 2024, among Genasys Inc., the Guarantors named therein, the Lenders from time to time party thereto, and Cantor Fitzgerald Securities as administrative agent and collateral agent thereunder.	Form 8-K	000-24248	10.1	5/14/2024

23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Dentons Durham Jones Pinegar P.C. (included in Exhibit 5.1)					X

24.1	Powers of Attorney (included on signature pages hereto)					X

107	Filing Fee Table					X

Item 17.         Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 12th day of June, 2024.

GENASYS INC.

By:	/s/ Richard S. Danforth
Richard S. Danforth
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Richard S. Danforth and Dennis D. Klahn, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Richard S. Danforth	Chief Executive Officer and Director	June 12, 2024
Richard S. Danforth	(Principal Executive Officer)

/s/ Dennis D. Klahn	Chief Financial Officer	June 12, 2024
Dennis D. Klahn	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bill Dodd	Director	June 12, 2024
Bill Dodd

/s/ Craig Fugate	Director	June 12, 2024
Craig Fugate

/s/ Richard H. Osgood III	Director	June 12, 2024
Richard H. Osgood III

/s/ Susan Lee Schmeiser	Director	June 12, 2024
Susan Lee Schmeiser

/s/ Caltha Seymour	Director	June 12, 2024
Caltha Seymour